SUB-ITEM 77Q1(a)

                              ARTICLES OF TRANSFER
                                       OF
                        AIM INTERNATIONAL FUNDS, INC. II
                                       TO
                         AIM INTERNATIONAL MUTUAL FUNDS


                  These ARTICLES OF TRANSFER are executed on this 21st day of November, 2003, by AIM International Funds, Inc. II, a Maryland corporation, as transferor (the "Transferor"), and AIM International Mutual Funds, a Delaware statutory trust, as transferee (the "Transferee").

                  The Transferor and the Transferee do hereby adopt these Articles of Transfer in accordance with Title 3, Subtitle I of the Maryland General Corporation Law. The Transferor has agreed to transfer all of its assets to the Transferee pursuant to an Agreement and Plan of Reorganization dated as of August 13, 2003, by and between the Transferor and the Transferee (the "Agreement and Plan of Reorganization"), a true and correct copy of which is attached hereto as Exhibit A. The Transferor and the Transferee do each hereby declare and agree as follows:

         1. The Transferor has agreed to, and does hereby, transfer all or substantially all of its property and assets to the Transferee under the terms and conditions and in the manner described in the Agreement and Plan of Reorganization.

         2. The name and place of incorporation or organization of each party to these Articles of Transfer is as follows:

                  (i) AIM International Funds, Inc. II, which is incorporated in the State of Maryland; and

                  (ii) AIM International Mutual Funds, which is a statutory trust organized in the State of Delaware.

         3. The post office address of the principal office of the Transferor in the State of Maryland is c/o The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202.

         4. The date of organization of the Transferee is July 29, 2003.

         5. The name and the address and principal place of business of the Transferee is AIM International Mutual Funds, 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. The Transferee is not registered or qualified to do business and has no principal office in the State of Maryland. The name and address of the Transferee's resident agent in the State of Maryland is The Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202. The principal office of the Transferee in Delaware, its state of organization, is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         6. No party to these Articles of Transfer owns an interest in land in any city or county in the State of Maryland.

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
         7. The Agreement and Plan of Reorganization sets forth all of the terms and conditions of the transactions contemplated hereby and thereby (the "Transaction") and the manner of carrying into effect the Agreement and Plan of Reorganization, and the terms and conditions of the Transaction were duly advised, authorized and approved by each of the Transferor and the Transferee as parties to these Articles of Transfer in the manner and by the vote required by the Charter and Bylaws, and the laws of the State of Maryland, as applicable to the Transferor, and by the trust instrument and Bylaws, and the laws of the State of Delaware, as applicable to the Transferee, that is, the Transaction was approved in the following manner:

                  a. In the case of the Transferor, the Transaction was duly advised by its Board of Directors, which, on August 13, 2003, adopted resolutions (a) approving and declaring the Transaction advisable on the terms and conditions set forth in the Agreement and Plan of Reorganization and (b) directing that the Agreement and Plan of Reorganization and the transactions thereby contemplated be submitted for approval at a meeting of the stockholders of the Transferor. Notice stating that the purpose of the meeting was, among other things, to approve the Agreement and Plan of Reorganization, was given as required by law and the Charter and Bylaws of Transferor to all stockholders of the Transferor entitled to vote thereon, and the Agreement and Plan of Reorganization and the consummation of the transactions contemplated thereby was duly approved by the stockholders of the Transferor in the manner and by the vote required by its Charter and Bylaws and applicable law at said meeting of stockholders held on October 28, 2003, by the affirmative vote of the holders on the record date for such meeting of not less than a majority of the outstanding shares of common stock of the Transferor entitled to vote thereon; and

                  b. In the case of the Transferee, the Transaction was duly authorized and approved by the Board of Trustees of the Transferee which, on August 13, 2003, adopted resolutions approving and authorizing the Agreement and Plan of Reorganization and the consummation of the transactions contemplated thereby.

         8. The nature and amount of the consideration to be paid and transferred for the assets of the Transferor being transferred pursuant to or as contemplated by these Articles of Transfer is as set forth in the Agreement and Plan of Reorganization.

         9. The transfer described in this Articles of Transfer shall become effective as of the date and time accepted for record by the State Department of Assessments and Taxation of Maryland.

         10. These Articles of Transfer may be signed in counterpart, and all such signed counterparts taken together shall be deemed to constitute one and the same instrument.

         11. The undersigned, the duly elected president of the Transferor, acknowledges these Articles of Transfer to be the corporate act of the Transferor and further acknowledges that to the best of his or her knowledge, information and belief, that the matters and facts as set forth herein are true in all material respects and that this statement is made under the penalties for perjury.

         12. The undersigned members of the governing board of the Transferee acknowledge these Articles of Transfer to be the trust act of the Transferee and further acknowledge that to the best of his or her knowledge, information and belief, that the matters

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and facts as set forth herein are true in all material respects and that this statement is made under the penalties for perjury.



                            [Signature pages follow]

         IN WITNESS WHEREOF, the Transferor as caused these Articles of Transfer to be executed on its behalf by its President and witnessed or attested to by its Secretary, and the Transferee has caused these Articles of Transfer to be executed on its behalf by at least a majority of the entire Board of Trustees of the Transferee, all as of the day and year first above written.


TRANSFEROR:

AIM INTERNATIONAL FUNDS, INC. II                     ATTEST:


By: /s/ Robert H. Graham                             /s/ Kevin M. Carome
        --------------------                         ------------------------
         Robert H. Graham                            Kevin M. Carome
         President                                   Secretary


TRANSFEREE:

AIM INTERNATIONAL MUTUAL FUNDS


By: /s/ Bob R. Baker                               By: /s/ Robert H. Graham
  --------------------                                 --------------------
         Bob R. Baker                                      Robert H. Graham
         Trustee                                           Trustee


By: /s/ Frank S. Bayley                            By: /s/ Gerald J. Lewis
   -----------------------                              --------------------
         Frank S. Bayley                                   Gerald J. Lewis
         Trustee                                           Trustee


By: /s/ James T. Bunch                              By: /s/ Prema Mathai-Davis
   --------------------                                 -----------------------
         James T. Bunch                                     Prema Mathai-Davis
         Trustee                                            Trustee


By: /s/ Bruce L. Crockett                           By: /s/ Lewis F. Pennock
   ---------------------                                -----------------------
         Bruce L. Crockett                                  Lewis F. Pennock
         Trustee                                            Trustee


By: /s/ Albert R. Dowden                            By: /s/Ruth H. Quigley
   -----------------------                              --------------------
         Albert R. Dowden                                  Ruth H. Quigley
         Trustee                                           Trustee


By: /s/ Edward K. Dunn                              By: /s/ Louis S. Sklar
   ---------------------                                ---------------------
         Edward K. Dunn                                     Louis S. Sklar
         Trustee                                            Trustee

By: /s/ Jack M. Fields                              By: /s/ Larry Soll
   ---------------------                                -----------------
         Jack M. Fields                                     Larry Soll
         Trustee                                            Trustee


By: /s/ Carl Frischling                             By: /s/ Mark H. Williamson
   ----------------------                               -----------------------
         Carl Frischling                                    Mark H. Williamson
         Trustee                                            Trustee

                                   EXHIBIT A

                       INVESCO INTERNATIONAL FUNDS, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of August 13, 2003, by and between INVESCO International Funds, Inc., a Maryland corporation (the "Company"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A to this Agreement, and AIM International Mutual Funds, a Delaware statutory trust (the "Trust"), acting on its own behalf and on behalf of each of its series portfolios, all of which are identified on Schedule A.

BACKGROUND

         The Company is organized as a series management investment company and is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended. The Company currently publicly offers shares of common stock representing interests in one or more separate series portfolios. Each of these series portfolios is listed on Schedule A and is referred to in this Agreement as a "Current Fund."

         The Board of Directors of the Company has designated one or more classes of common stock that represent interests in each Current Fund. Each of these classes is listed on Schedule B to this Agreement and is referred to in this Agreement as a "Current Fund Class."

         The Company desires to change its form and place of organization by reorganizing as the Trust. In anticipation of such reorganization, the Board of Trustees of the Trust has established a series portfolio corresponding to each of the Current Funds (each a "New Fund"), and has designated one or more classes of shares of beneficial interest in each New Fund corresponding to the Current Fund Classes (each a "New Fund Class"). Schedule A lists the New Funds and Schedule B lists the New Fund Classes.

         Each Current Fund desires to provide for its reorganization (each, a "Reorganization" and collectively, the "Reorganizations") through the transfer of all of its assets to the corresponding New Fund in exchange for the assumption by such New Fund of the liabilities of the corresponding Current Fund and the issuance by the Trust to such Current Fund of shares of beneficial interest in the New Fund ("New Fund Shares"). New Fund Shares received by a Current Fund will have an aggregate net asset value equal to the aggregate net asset value of the shares of the Current Fund immediately prior to the Reorganization (the "Current Fund Shares"). Each Current Fund will then distribute the New Fund Shares it has received to its shareholders.

         The Reorganization of each Current Fund is dependent upon the consummation of the Reorganization of the other Current Fund, so that the Reorganization of all of the Current Funds must be consummated if any of them are to be consummated. For convenience, the balance of this Agreement refers only to a single Reorganization, but the terms and conditions hereof shall apply separately to each Reorganization and to the Current Fund and the corresponding New Fund participating therein, as applicable.

         The Reorganization is subject to, and shall be effected in accordance with, the terms of this Agreement. This Agreement is intended to be and is adopted by the Company, on its own behalf and on behalf of the Current Funds, and by the Trust, on its own behalf and on behalf of the New Funds, as a Plan of Reorganization within the meaning of the regulations under Section 368(a) of the Internal Revenue Code of 1986, as amended.

         NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Definitions.

Any capitalized terms used herein and not otherwise defined shall have the meanings set forth in the preamble or background to this Agreement. In addition, the following terms shall have the following meanings:

         1.1 "Assets" shall mean all assets including, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on a Current Fund's books, and other property owned by a Current Fund at the Effective Time.

         1.2 "Closing" shall mean the consummation of the transfer of Assets, assumption of Liabilities and issuance of shares described in Sections 2.1 and
2.2 of this Agreement, together with the related acts necessary to consummate the Reorganization, to occur on the date set forth in Section 3.1.

         1.3 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.4 "Current Fund" shall mean each of the series portfolios of the Company as shown on Schedule A.

         1.5 "Current Fund Class" shall mean each class of common stock of the Company in a Current Fund as shown on Schedule B.

         1.6 "Current Fund Shares" shall mean the shares of a Current Fund outstanding immediately prior to the Reorganization.

         1.7 "Effective Time" shall have the meaning set forth in Section 3.1.

         1.8 "Liabilities" shall mean all liabilities of a Current Fund including, without limitation, all debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not determinable at the Effective Time, and whether or not specifically referred to herein.

         1.9 "New Fund" shall mean each of the two series portfolios of the Trust, one of which shall correspond to one of the Current Funds as shown on Schedule A.

         1.10 "New Fund Class" shall mean each class of shares of beneficial interest in a New Fund, one of which shall correspond to one of the Current Fund Classes as shown on Schedule B.

         1.11 New Fund Shares" shall mean those shares of beneficial interest in a New Fund issued to a Current Fund hereunder.

         1.12 "Registration Statement" shall have the meaning set forth in
Section 5.4.

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
         1.13 "RIC" shall mean a "regulated investment company" (as defined under Subchapter M of the Code).

         1.14 "SEC" shall mean the Securities and Exchange Commission.

         1.15 "Shareholder(s)" shall mean a Current Fund's shareholder(s) of record, determined as of the Effective Time.

         1.16 "Shareholders Meeting" shall have the meaning set forth in
Section 5.1.

         1.17 "Transfer Agent" shall have the meaning set forth in Section 2.2.

         1.18 "1940 Act" shall mean the Investment Company Act of 1940, as amended.

2.       Plan of Reorganization.

         2.1 The Company agrees, on behalf of each Current Fund, to assign, sell, convey, transfer and deliver all of the Assets of each Current Fund to its corresponding New Fund. The Trust, on behalf of each New Fund, agrees in exchange therefor:

                  (a) to issue and deliver to the corresponding Current Fund the number of full and fractional (rounded to the third decimal place) New Fund Shares of each New Fund Class designated on Schedule B equal to the number of full and fractional Current Fund Shares of each corresponding Current Fund Class designated on Schedule B; and

                  (b) to assume all of the Current Fund's Liabilities.

Such transactions shall take place at the Closing.

         2.2 At the Effective Time (or as soon thereafter as is reasonably practicable), (a) the New Fund Shares issued pursuant to Section 5.2 shall be redeemed by each New Fund for $10.00 and (b) each Current Fund shall distribute the New Fund Shares received by it pursuant to Section 2.1 to the Current Fund's Shareholders in exchange for such Shareholders' Current Fund Shares. Such distribution shall be accomplished through opening accounts, by the transfer agent for the Trust (the "Transfer Agent"), on each New Fund's share transfer books in the Shareholders' names and transferring New Fund Shares to such accounts. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) New Fund Shares of each New Fund Class due that Shareholder. All outstanding Current Fund Shares, including those represented by certificates, shall simultaneously be canceled on each Current Fund's share transfer books. The Trust shall not issue certificates representing the New Fund Shares in connection with the Reorganization. However, certificates representing Current Fund Shares shall represent New Fund Shares after the Reorganization.

         2.3 Following receipt of the required shareholder vote and as soon as reasonably practicable after the Closing, the status of each Current Fund as a designated series of the Company shall be terminated; provided, however, that the termination of each Current Fund as a designated series of the Company shall not be required if the Reorganization shall not have been consummated.

         2.4 Following receipt of the required shareholder vote and as soon as reasonably practicable after distribution of the New Fund Shares pursuant to
Section 2.2, the Company and
the Trust shall cause Articles of Transfer to be filed with the State Department of Assessments and Taxation of Maryland and, following the filing of Articles of Transfer, the Company shall file Articles of Dissolution with the State Department of Assessments and Taxation of Maryland to dissolve the Company as a Maryland corporation; provided, however, that the filing of Articles of Transfer and Articles of Dissolution as aforesaid shall not be required if the Reorganization shall not have been consummated.

         2.5 Any transfer taxes payable on issuance of New Fund Shares in a name other than that of the registered holder of the Current Fund Shares exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

         2.6 Any reporting responsibility of the Company or each Current Fund to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

3.       Closing.

         3.1 The Closing shall occur at the principal office of the Company on October 31, 2003, or on such other date and at such other place upon which the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the Company's and the Trust's close of business on the date of the Closing or at such other time as the parties may agree (the "Effective Time").

         3.2 The Company or its fund accounting agent shall deliver to the Trust at the Closing, a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by the Current Funds to the New Funds, as reflected on the New Funds' books immediately following the Closing, does or will conform to such information on the Current Funds' books immediately before the Closing. The Company shall cause the custodian for each Current Fund to deliver at the Closing a certificate of an authorized officer of the custodian stating that (a) the Assets held by the custodian will be transferred to each corresponding New Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

         3.3 The Company shall deliver to the Trust at the Closing a list of the names and addresses of each Shareholder of each Current Fund and the number of outstanding Current Fund Shares of the Current Fund Class owned by each Shareholder, all as of the Effective Time, certified by the Company's Secretary or Assistant Secretary. The Trust shall cause the Transfer Agent to deliver at the Closing a certificate as to the opening on each New Fund's share transfer books of accounts in the Shareholders' names. The Trust shall issue and deliver a confirmation to the Company evidencing the New Fund Shares to be credited to each corresponding Current Fund at the Effective Time or provide evidence satisfactory to the Company that such shares have been credited to each Current Fund's account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

         3.4 The Company and the Trust shall deliver to the other at the Closing a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties

                                       4
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it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

4.       Representations and Warranties.

         4.1 The Company represents and warrants on its own behalf and on behalf of each Current Fund as follows:

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and its Charter is on file with the Maryland Departments of Assessments and Taxation;

                  (b) The Company is duly registered as an open-end series management investment company under the 1940 Act, and such registration is in full force and effect;

                  (c) Each Current Fund is a duly established and designated series of the Company;

                  (d) At the Closing, each Current Fund will have good and marketable title to its Assets and full right, power, and authority to sell, assign, transfer, and deliver its Assets free of any liens or other encumbrances; and upon delivery and payment for the Assets, the corresponding New Fund will acquire good and marketable title to the Assets;

                  (e) The New Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

                  (f) Each Current Fund is a "fund" as defined in Section 851(g)(2) of the Code; each Current Fund qualified for treatment as a RIC for each taxable year since it commenced operations that has ended (or will end) before the Closing and will continue to meet all the requirements for such qualification for its current taxable year (and the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing); each Current Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it; and each Current Fund has made all distributions for each calendar year that has ended (or will end) before the Closing that are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed for any such calendar year;

                  (g) During the five-year period ending on the date of the Reorganization, neither the Company nor any person related to the Company (as defined in Section 1.368-1(e)(3) of the Federal income tax regulations adopted pursuant to the Code without regard to Section 1.368-1(e)(3)(i)(A)) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired shares of a Current Fund for consideration other than shares of such Current Fund, except for shares redeemed in the ordinary course of such Current Fund's business as an open-end investment company as required by the 1940 Act, or (ii) made distributions with respect to a Current Fund's shares, except for (a) distributions necessary to satisfy the requirements of Sections 852 and 4982 of the Code for qualification as a regulated investment company and avoidance of excise tax liability and (b) additional distributions, to the extent such additional distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in such Current Fund at the

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         Effective Time. There is no plan or intention of the Shareholders who individually own 5% or more of any Current Fund Shares and, to the best of the Company's knowledge, there is no plan or intention of the remaining Shareholders to redeem or otherwise dispose of any New Fund Shares to be received by them in the Reorganization. The Company does not anticipate dispositions of those shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of redemptions of shares of the Current Fund as a series of an open-end investment company. Consequently, the Company is not aware of any plan that would cause the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization to be one percent (1%) or more of the shares of the Current Fund outstanding as of the Effective Time;

                  (h) The Liabilities were incurred by the Current Funds in the ordinary course of their business and are associated with the Assets;

                  (i) The Company is not under the jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code;

                  (j) As of the Effective Time, no Current Fund will have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire Current Fund Shares except for the right of investors to acquire its shares at net asset value in the normal course of its business as a series of an open-end diversified management investment company operating under the 1940 Act;

                  (k) At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by the Company's shareholders;

                  (l) Throughout the five-year period ending on the date of the Closing, each Current Fund will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code in a substantially unchanged manner;

                  (m) The fair market value of the Assets of each Current Fund transferred to the corresponding New Fund will equal or exceed the sum of the Liabilities assumed by the New Fund plus the amount of Liabilities, if any, to which the transferred Assets are subject; and

                  (n) The total adjusted basis of the Assets of each Current Fund transferred to the corresponding New Fund will equal or exceed the sum of the Liabilities assumed by the New Fund plus the amount of Liabilities, if any, to which the transferred assets are subject.

         4.2 The Trust represents and warrants on its own behalf and on behalf of each New Fund as follows:

                  (a) The Trust is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and its Certificate of Trust has been duly filed in the office of the Secretary of State of Delaware;

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                  (b) The Trust is duly registered as an open-end management investment company under the 1940 Act. At the Effective Time, the New Fund Shares to be issued pursuant to Section 2.1 of this Agreement shall be duly registered under the Securities Act of 1933 by a Registration Statement filed with the SEC;

                  (c) At the Effective Time, each New Fund will be a duly established and designated series of the Trust;

                  (d) No New Fund has commenced operations nor will it commence operations until after the Closing;

                  (e) Prior to the Effective Time, there will be no issued and outstanding shares in any New Fund or any other securities issued by the Trust on behalf of any New Fund, except as provided in Section 5.2;

                  (f) No consideration other than New Fund Shares (and each New Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

                  (g) The New Fund Shares to be issued and delivered to each corresponding Current Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of the New Fund, fully paid and nonassessable;

                  (h) Each New Fund will be a "fund" as defined in Section 851(g)(2) of the Code and will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs;

                  (i) The Trust, on behalf of the New Funds, has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as an open-end investment company; nor does the Trust, on behalf of the New Funds, have any plan or intention to redeem or otherwise reacquire any New Fund Shares issued pursuant to the Reorganization, other than in the ordinary course of such business or to the extent necessary to comply with its legal obligation under
         Section 22(e) of the 1940 Act;

                  (j) Each New Fund will actively continue the corresponding Current Fund's business in substantially the same manner that the Current Fund conducted that business immediately before the Reorganization; and no New Fund has any plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business the New Fund will continuously review its investment portfolio (as each Current Fund did before the Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included in the Assets, provided, however that this Section 4.2(j) shall not preclude any of the combinations of funds set forth on Schedule C to this Agreement; and

                  (k) There is no plan or intention for any of the New Funds to be dissolved or merged into another corporation or statutory trust or "fund" thereof (within the meaning of Section 851(g)(2) of the Code) following the Reorganization, provided, however that this

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         Section 4.2(k) shall not preclude any of the combinations of Funds set forth on Schedule C.

         4.3 Each of the Company and the Trust, on its own behalf and on behalf of each Current Fund or each New Fund, as appropriate, represents and warrants as follows:

                  (a) The fair market value of the New Fund Shares of each New Fund received by each Shareholder will be equal to the fair market value of the Current Fund Shares of the corresponding Current Fund surrendered in exchange therefor;

                  (b) Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares of each New Fund and will own such shares solely by reason of their ownership of the Current Fund Shares of the corresponding Current Fund immediately before the Reorganization;

                  (c) The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

                  (d) There is no intercompany indebtedness between a Current Fund and a New Fund that was issued or acquired, or will be settled, at a discount; and

                  (e) Immediately following consummation of the Reorganization, each New Fund will hold the same assets, except for assets distributed to shareholders in the course of its business as a RIC and assets used to pay expenses incurred in connection with the Reorganization, and be subject to the same liabilities that the corresponding Current Fund held or was subject to immediately prior to the Reorganization. Assets used to pay (i) expenses, (ii) all redemptions (other than redemptions at the usual rate and frequency of the Current Fund as a series of an open-end investment company), and (iii) distributions (other than regular, normal distributions), made by a Current Fund after the date of this Agreement will, in the aggregate, constitute less than one percent (1%) of its net assets.

5.       Covenants.

         5.1 As soon as practicable after the date of this Agreement, the Company shall call a meeting of the shareholders (the "Shareholders Meeting") to consider and act on this Agreement and, in connection therewith, the sale of all of the Company's assets and the dissolution of the Company as a Maryland corporation. The Board of Directors of the Company shall recommend that shareholders approve this Agreement and, in connection therewith, sale of all of the Company's assets and dissolution of the Company as a Maryland corporation. Approval of this Agreement by shareholders will authorize the Company, and the Company hereby agrees, to vote on the matters referred to in Sections 5.2 and 5.3.

         5.2 Prior to the Closing, the Company shall acquire one New Fund Share in each New Fund Class of each New Fund for the purpose of enabling the Company to elect the Company's directors as the Trust's trustees (to serve without limit in time, except as they may resign or be removed by action of the Trust's trustees or shareholders), to ratify the selection of the Trust's independent accountants, and to vote on the matters referred to in Section 5.3.

         5.3 Immediately prior to the Closing, the Trust (on its own behalf and with respect to each New Fund or each New Fund Class, as appropriate) shall enter into a Master Investment Advisory Agreement, a Master Sub-Advisory Agreement, if applicable, a Master Administrative

Services Agreement, Master Distribution Agreements, a Custodian Agreement, and a Transfer Agency and Servicing Agreement; shall adopt plans of distribution pursuant to Rule 12b-l of the 1940 Act, a multiple class plan pursuant to Rule 18f-3 of the 1940 Act; and shall enter into or adopt, as appropriate, such other agreements and plans as are necessary for each New Fund's operation as a series of an open-end investment company. Each such agreement and plan shall have been approved by the Trust's trustees and, to the extent required by law, by such of those trustees who are not "interested persons" of the Trust (as defined in the 1940 Act) and by the Company as the sole shareholder of each New Fund.

         5.4 The Company or the Trust, as appropriate, shall file with the SEC one or more post-effective amendments to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the 1940 Act, as amended (the "Registration Statement"), (i) which will contain such amendments to such Registration Statement as are determined by the Company to be necessary and appropriate to effect the Reorganization, (ii) which will register the New Fund Shares to be issued pursuant to Section 2.1 of this Agreement, and (iii) if applicable, under which the Trust will succeed to the Registration Statement, and shall use its best efforts to have such post-effective amendment or amendments to the Registration Statement become effective as of the Closing.

6.       Conditions Precedent.

         The obligations of the Company, on its own behalf and on behalf of each Current Fund, and the Trust, on its own behalf and on behalf of each New Fund, will be subject to (a) performance by the other party of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other party contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, and (c) the further conditions that, at or before the Effective Time:

         6.1 The shareholders of that Current Fund shall have approved this Agreement and the transactions contemplated by this Agreement in accordance with applicable law.

         6.2 All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either the Company or the Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain such consults, orders, and permits would not involve a risk of a material adverse effect on the assets or properties of either a Current Fund or a New Fund, provided that either the Company or the Trust may for itself waive any of such conditions.

         6.3 Each of the Company and the Trust shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP as to the federal income tax consequences mentioned below. In rendering such opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement (or in separate letters of representation that the Company and the Trust shall use their best efforts to deliver to such counsel) and the certificates delivered pursuant to Section
3.4. Such opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

                  (a) The Reorganization will constitute a "reorganization" within the meaning of section 368(a) of the Code, and each Current Fund and each New Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

                  (b) No gain or loss will be recognized to a Current Fund on the transfer of its Assets to the corresponding New Fund in exchange solely for the New Fund's New Fund Shares and the New Fund's assumption of the Current Fund's Liabilities or on the subsequent distribution of those New Fund Shares to its Shareholders, in constructive exchange for their Current Fund Shares, in liquidation of the Current Fund;

                  (c) No gain or loss will be recognized to a New Fund on its receipt of the corresponding Current Fund's Assets in exchange for New Fund Shares and its assumption of the Current Fund's Liabilities;

                  (d) Each New Fund's basis for the corresponding Current Fund's Assets will be the same as the basis thereof in the Current Fund's hands immediately before the Reorganization, and the New Fund's holding period for those Assets will include the Current Fund's holding period therefor;

                  (e) A Shareholder will recognize no gain or loss on the constructive exchange of Current Fund Shares solely for New Fund Shares pursuant to the Reorganization; and

                  (f) A Shareholder's basis for the New Fund Shares of each New Fund to be received in the Reorganization will be the same as the basis for the Current Fund Shares of the corresponding Current Fund to be constructively surrendered in exchange for such New Fund Shares, and a Shareholder's holding period for such New Fund Shares will include its holding period for such Current Fund Shares, provided that such Current Fund Shares are held as capital assets by the Shareholder at the Effective Time.

         6.4 No stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated).

         At any time prior to the Closing, any of the foregoing conditions (except those set forth in Sections 6.1 and 6.3) may be waived by the directors/trustees of either the Company or the Trust if, in their judgment, such waiver will not have a material adverse effect on the interests of the Current Fund's Shareholders.

7.       Expenses.

         Except as otherwise provided in Section 4.3(c), all expenses incurred in connection with the transactions contemplated by this Agreement (regardless of whether they are consummated) will be borne by the parties as they mutually agree.

8.       Entire Agreement.

         Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties.

9.       Amendment.

         This Agreement may be amended, modified, or supplemented at any time, notwithstanding its approval by the Company's shareholders, in such manner as may be mutually agreed upon in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the shareholders' interests.

10.      Termination.

         This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by the Company's shareholders:

         10.1 By either the Company or the Trust (a) in the event of the other party's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before December 31, 2003; or

         10.2     By the parties' mutual agreement.

         Except as otherwise provided in Section 7, in the event of termination under Sections 10.1(c) or 10.2, there shall be no liability for damages on the part of either the Company or the Trust or any Current Fund or corresponding New Fund, to the other.

11.      Miscellaneous.

         11.1 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

         11.2 Nothing expressed or implied herein is intended or shall be construed to confer upon or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         11.3 The execution and delivery of this Agreement has been authorized by the Trust's trustees, and this Agreement has been executed and delivered by a duly authorized officer of the Trust in his or her capacity as an officer of the Trust intending to bind the Trust as provided herein, and no officer, trustee or shareholder of the Trust shall be personally liable for the liabilities or obligations of the Trust incurred hereunder. The liabilities and obligations of the Trust pursuant to this Agreement shall be enforceable against the assets of the New Funds only and not against the assets of the Trust generally.

         IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.

Attest: INVESCO INTERNATIONAL FUNDS, INC., on behalf of each of its series listed in Schedule A


/s/ John H. Lively                        By: /s/ Raymond R. Cummingham
--------------------------------             ----------------------------
                                          Title:
                                                -------------------------

Attest: AIM INTERNATIONAL MUTUAL FUNDS, on behalf of each of its series listed in Schedule A


                                          By: /s/ Robert H. Graham
                                             -----------------------------
/s/ John H. Lively                        Title:
--------------------------------                 -------------------------

                                   SCHEDULE A


SERIES OF INVESCO INTERNATIONAL FUNDS, INC.          CORRESPONDING  SERIES OF AIM INTERNATIONAL MUTUAL FUNDS
(EACH A "CURRENT FUND")                              (EACH A "NEW FUND")
-------------------------------------------          -------------------------------------------------------
INVESCO European Fund                                INVESCO European Fund
INVESCO International Blue Chip Value Fund           INVESCO International Blue Chip Value Fund

                                   SCHEDULE B

CLASSES OF EACH CURRENT FUND                   CORRESPONDING CLASSES OF EACH NEW FUND
----------------------------                   ------------------------------------------
INVESCO European Fund                          INVESCO European Fund
     Class A Shares                                 Class A Shares
     Class B Shares                                 Class B Shares
     Class C Shares                                 Class C Shares
     Class K Shares                                 Class K Shares
     Investor Class Shares                          Investor Class Shares

INVESCO International Blue Chip Value Fund     INVESCO International Blue Chip Value Fund
     Class A Shares                                 Class A Shares
     Class B Shares                                 Class B Shares
     Class C Shares                                 Class C Shares
     Class R Shares                                 Class R Shares
     Investor Class Shares                          Investor Class Shares

                                   SCHEDULE C


PERMITTED COMBINATIONS OF FUNDS
-------------------------------

INVESCO Advantage Fund into AIM Opportunities III Fund

INVESCO Growth Fund into AIM Large Cap Growth Fund

INVESCO Growth & Income Fund into AIM Blue Chip Fund

INVESCO European Fund into AIM European Growth Fund

AIM International Core Equity Fund into INVESCO International Blue Chip
    Value Fund

AIM New Technology Fund into INVESCO Technology Fund

AIM Global Science and Technology Fund into INVESCO Technology Fund

INVESCO Telecommunications Fund into INVESCO Technology Fund

AIM Global Financial Services Fund into INVESCO Financial Services Fund

AIM Global Energy Fund into INVESCO Energy Fund

AIM Global Utilities Fund into INVESCO Utilities Fund

INVESCO Real Estate Opportunity Fund into AIM Real Estate Fund

INVESCO Tax-Free Bond Fund into AIM Municipal Bond Fund

INVESCO High Yield Fund into AIM High Yield Fund

INVESCO Select Income Fund into AIM Income Fund

INVESCO U.S. Government Securities Fund into AIM Intermediate Government Fund

INVESCO Cash Reserves Fund into AIM Money Market Fund

INVESCO Tax-Free Money Fund into AIM Tax-Exempt Cash Fund

INVESCO Balanced Fund into INVESCO Total Return Fund

INVESCO Value Equity Fund into AIM Large Cap Basic Value Fund

AIM Premier Equity II Fund into AIM Premier Equity Fund